Exhibit 99.1

Ondas Completes Acquisition of World View Enterprises, Establishing a Persistent, AI-Enabled Multi-Domain ISR Platform Across Stratosphere, Air, and Ground

Transaction positions Ondas at the forefront of next-generation, AI-enabled defense and security architectures built on persistent, layered intelligence

Expands access to large and rapidly growing global markets for integrated ISR, autonomous systems, and mission-critical decision platforms

WEST PALM BEACH, FL / April 1, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous intelligence systems across aerial and ground domains through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced it has completed its acquisition of World View Enterprises, Inc. (“World View”), a pioneer in stratospheric intelligence, surveillance, and reconnaissance (ISR) and high-altitude remote sensing.

This transaction marks a significant step in Ondas’ evolution into a multi-domain, systems-of-systems platform, extending its operational architecture into the stratosphere and establishing persistent, wide-area intelligence integrated with autonomous sensing and response capabilities across air and ground domains.

Demand for persistent, layered ISR and integrated mission systems is accelerating driven by active defense modernization programs and increasing operational demand for persistent coverage. We believe Defense and homeland security customers are shifting away from siloed platforms toward software-defined, interoperable architectures capable of delivering continuous intelligence and real-time operational coordination. With the addition of World View, Ondas is uniquely positioned to address this need with a unified platform that connects detection, collection, data fusion, and response across distributed environments.

“This acquisition represents a defining step in building a next-generation ISR architecture,” said Eric Brock, Chairman and CEO of Ondas. “By integrating persistent stratospheric sensing with autonomous systems and real-time response capabilities, we are creating a unified, multi-domain platform designed to meet the evolving requirements of modern defense and security operations. We believe the future of ISR will be defined by integrated, multi-domain architectures—and Ondas is building that platform today.”

World View’s Stratollite® platform delivers long-endurance, high-altitude sensing capable of persisting over areas of interest for extended durations, providing continuous, wide-area coverage that complements Ondas’ portfolio of autonomous drones, counter-UAS systems, and ground-based robotics. Through a strategic partnership among Ondas, World View, and Palantir Technologies, these capabilities are integrated into a unified, decision-centric architecture that combines persistent sensing with AI-driven data fusion, real-time decision support, and mission orchestration—transforming distributed data into actionable intelligence and coordinated operational response at scale.

World View brings a mature and differentiated stratospheric capability, with proven flight operations and a scalable platform architecture designed for defense, government, and commercial applications. Its ability to deliver persistent, maneuverable sensing in the stratosphere provides a critical layer of intelligence that enhances mission effectiveness across a range of use cases, including border security, critical infrastructure protection, and military operations.

“The World View team has built a truly differentiated and operationally proven stratospheric platform. I am incredibly proud of what we have accomplished, and we are honored and excited to join the Ondas team,” said Ryan Hartman, Chief Executive Officer of World View. “Together, we will execute our shared vision and significantly accelerate our ability to deliver against a strong and growing global demand environment. We are already seeing meaningful customer demand that continues to build, and with Ondas’ aerial and ground systems and growth platform along with the integration with Palantir’s AIP platform, we are positioned to rapidly advance and deploy multi-domain ISR solutions that deliver real operational impact.”

The combined platform is designed to support customers requiring continuous intelligence, faster decision-making, and coordinated operational response, enabling more effective mission outcomes in increasingly complex and contested environments. Through a unified architecture, Ondas can deliver integrated mission workflows that improve operational efficiency while reducing reliance on fragmented, single-purpose systems.

World View will operate within Ondas Autonomous Systems, advancing the Company’s strategy to scale its global defense and security business. The acquisition meaningfully expands Ondas’ addressable market, enhances its positioning in large-scale defense programs, and accelerates the rollout of its integrated, multi-domain ISR platform to meet rapidly growing demand.

Ondas will continue to invest in the integration of its sensing, autonomy, and AI-driven software capabilities, alongside Palantir Technologies, to deliver a unified, software-defined mission platform. The Company is focused on accelerating deployment, expanding customer adoption, and establishing leadership in next-generation, multi-domain ISR solutions.

For additional information regarding the acquisition, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. In connection with the acquisition, the Company approved inducement grants of restricted stock units (RSUs) representing 2,309,934 shares of the Company’s common stock and stock options exercisable for 1,745,000 shares of the Company’s common stock with an exercise price of $9.02 per share to a total of twenty-six employees newly-hired in connection with the acquisition. The equity awards were granted pursuant to the Nasdaq Rule 5635(c)(4) inducement grant exception as a component of each individual’s employment compensation and were granted as an inducement material to his or her acceptance of employment with the Company. RSUs representing 1,329,934 shares of the Company’s common stock vest one-third on the closing date, one-third on October 1, 2026 and one-third on April 1, 2027 and RSUs representing 980,000 shares of the Company’s common stock and stock options representing 1,745,000 shares of the Company’s common stock vest one-third on April 1, 2027 and then one twelfth quarterly for eight quarters starting on July 1, 2027, subject to the applicable employee’s continued employment with the Company.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical connectivity solutions for defense, security, and industrial markets. Through its business units (Ondas Autonomous Systems, Ondas Capital and Ondas Networks), the Company develops and deploys integrated technologies that deliver advanced sensing, mobility, and communications capabilities for complex operational environments.

Ondas Autonomous Systems (OAS) delivers a portfolio of AI-enabled air and ground robotic platforms and counter-UAS technologies designed to support defense, homeland security, and critical infrastructure protection missions worldwide. OAS solutions include autonomous drone platforms, robotic ground systems, counter-drone technologies, advanced propulsion and unmanned aircraft capabilities, autonomous engineering and demining capabilities, and integrated sensing systems that enable persistent intelligence, surveillance, security, and operational response. These platforms are deployed globally across defense forces, government agencies, and commercial operators to protect sensitive sites, populations, and strategic infrastructure.

Ondas Capital focuses on strategic investments, partnerships, and advisory initiatives that support the growth of the global autonomous systems ecosystem. The platform is designed to accelerate the development, scaling, and deployment of next-generation robotics, sensing, and defense technologies across allied markets.

Ondas Networks provides mission-critical wireless connectivity through its FullMAX platform, a software-defined broadband solution based on the IEEE 802.16t standard. FullMAX enables highly reliable, secure, and scalable communications for industrial IoT applications across rail, utilities, oil and gas, transportation, and government networks.

Together, Ondas’ technologies combine autonomous systems, advanced sensing, and resilient connectivity to deliver integrated operational capabilities that enhance security, efficiency, and decision-making in some of the world’s most demanding environments.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com and LinkedIn

For Rotron: www.rotronaero.com and Linkedin

For 4M Defense: www.4-mine.com and LinkedIn

For BIRD: www.birdaero.com and LinkedIn

For World View: www.worldview.space, X and LinkedIn

For Ondas Capital: www.ondascapital.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

Media Contact for World View

World View Communications

media@worldviewexperience.com

Jack Taylor PR

worldview@jacktaylorpr.com

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